Calculation of Filing Fee Tables
S-1
Aeon Acquisition I Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Units, each consisting of one Class A ordinary share, par value $0.0001, one redeemable warrant and one right to receive one-fifth (1/5) of a Class A ordinary share upon the consummation of an initial business combination	457(a)	28,750,000	$ 10.00	$ 287,500,000.00	0.0001381	$ 39,703.75
Fees to be Paid	2	Equity	Class A ordinary shares to be included as part of the units	457(a)	28,750,000	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Redeemable warrants to acquire one Class A ordinary share included as part of the units	457(a)	28,750,000	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Rights to receive one-fifth (1/5) of a Class A ordinary share upon the consummation of an initial business combination included as part of the units	457(a)	28,750,000	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	5	Equity	Class A ordinary shares underlying redeemable warrants included as part of the units	457(a)	28,750,000	$ 11.50	$ 330,625,000.00	0.0001381	$ 45,659.31
Fees to be Paid	6	Equity	Class A ordinary shares underlying rights included as part of the units	457(a)	5,750,000	$ 10.00	$ 57,500,000.00	0.0001381	$ 7,940.75
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 675,625,000.00		$ 93,303.81
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 67,496.38
			Net Fee Due:						$ 25,807.43
Offering Note
[1]	(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. (2) Includes 3,750,000 units, consisting of 3,750,000 Class A ordinary shares, 3,750,000 redeemable warrants and 3,750,000 rights, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

[2]	(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. (3) Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions. (4)No fee pursuant to Rule 457(g).

[3]	(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. (4) No fee pursuant to Rule 457(g).

[4]	(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. (4) No fee pursuant to Rule 457(g).

[5]	(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. (3) Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

[6]	(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. (3) Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-1	333-290920	10/17/2025		$ 67,496.38
Fee Offset Sources		Aeon Acquisition I Corp.	S-1	333-290920		10/17/2025						$ 67,496.38
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	The Registrant paid a registration fee of $67,496.38 in connection with the initial filing of the Registration Statement on Form S-1 (File No. 333-290920) on October 17, 2025. In accordance with Rule 457(b) under the Securities Act of 1933, as amended, the Registrant is offsetting $67,496.38 of the previously paid filing fee against the total filing fee due in connection with this pre-effective amendment to the Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date